EXHIBIT 10.5(b)

RYDER SYSTEM, INC.

BOARD OF DIRECTORS STOCK AWARD PLAN

As amended through February 10, 2005

RYDER SYSTEM, INC.
BOARD OF DIRECTORS STOCK AWARD PLAN

1. Purpose of this Plan

The purpose of the Ryder System, Inc. Board of Directors Stock Award Plan (this “Plan”) is to attract and retain persons of outstanding competence to serve as directors of Ryder System, Inc. (the “Company”) and to provide a mutuality of interest between the directors and shareholders by increasing the proportion of directors’ compensation which is stock based.

2. Effective Date and Term of this Plan

This Plan became effective on May 2, 1997, with the approval of the shareholders of the Company. Unless previously terminated in accordance with Section 13 of this Plan, this Plan shall terminate on the close of business on May 1, 2007, after which no awards shall be granted under this Plan. Such termination shall not affect any awards granted prior to such termination.

3. Administration of this Plan

A. Duties of the Committee. The Plan shall be administered by the Compensation Committee (the “Committee”). The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing grants made hereunder and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the grants as the Committee, in its sole discretion, deems necessary or desirable. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties.

B. Advisors. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

C. Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, directors, officers and other employees of the Company, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

D. Disinterested or Non-Employee Directors. Notwithstanding anything herein to the contrary and solely to the extent required under Section 16(b) of the Act, the Committee may not take any action which would cause any director to cease to be a “disinterested person” or “non-employee director” for purposes of Rule 16b-3 promulgated under the Act, as then in effect or any successor provisions (“Rule 16b-3”), with regard to any equity plan of the Company.

4. Common Stock Subject to this Plan

A. Number of Shares. The shares of common stock of the Company, par value $.50 per share (“Common Stock”), to be issued in connection with an award under this Plan may be made available from authorized but unissued Common Stock, or Common Stock purchased on the open market or otherwise. Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares of Common Stock for which awards may be granted under this Plan shall be 500,000 shares. If a Unit (as defined in Section 7) awarded under this Plan fails to become vested, any share allocable to that Unit shall become available for grant to other Participants (as defined in Section 5). If an Option (as defined in Section 9) granted under this Plan expires or is terminated without having been exercised in full, the unpurchased or forfeited shares or rights to receive shares shall become available for grant to other Participants.

B. Adjustments; Recapitalization, etc. The existence of this Plan and the grants made hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, in which case the provisions of this Section 4.B. shall govern outstanding grants:

     (i) The shares with respect to which Options or Units may be granted are shares of Common Stock as presently constituted, but, if and whenever the Company shall effect a subdivision, recapitalization or consolidation of shares or the payment of a stock dividend on shares without receipt of consideration, the aggregate number and kind of shares of capital stock issuable under this Plan shall be proportionately adjusted, and each holder of a then outstanding Option shall have the right to purchase under such Option, in lieu of the number of shares as to which the Option was then exercisable but on the same terms and conditions of exercise set forth in such Option, the number and kind of shares of capital stock which he or she would have owned after such sub-division, recapitalization, consolidation or dividend if immediately prior thereto he had been the holder of record of the number of shares as to which such Option was then exercisable. Similarly, regarding shares with respect to Units that may be granted, the number of Units shall be appropriately adjusted to reflect the foregoing types of transactions.

     (ii) If the Company merges or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter upon exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option in lieu of the number of Shares as to which such Option shall then be exercisable, but on the same terms and conditions of exercise set forth in such Option, the number and kind of shares of capital stock or other property to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the number of shares as to which such Option was then exercisable. Similarly, regarding shares with respect to Units that may be granted, the number of Units shall be appropriately adjusted to reflect the foregoing types of transactions.

     (iii) If as a result of any adjustment made pursuant to the preceding paragraphs of this Section 4.B., any Participant shall become entitled upon exercise of an Option or vesting of a Unit to receive any shares of capital stock other than Common Stock, then the number and kind of shares of capital stock so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 4.B.

     (iv) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Options or Units theretofore granted or the purchase price per share.

     (v) Any adjustment made by the Committee pursuant to this paragraph shall be conclusive and binding upon the Participant, the Company and any other related person.

5. Eligible Persons

Participation in this Plan shall be limited to those members of the Board who, at the time an award is made hereunder, are not employees of the Company or any of its subsidiaries or affiliates within the meaning of the Employee Retirement Income Security Act of 1974, as amended (a “Participant”). A member of the Board who is an employee and who retires or resigns from employment with the Company or any of its subsidiaries or affiliates, but remains a member of the Board, shall become a Participant at the time of such termination of employment.

6. Awards

The Committee may grant the following types of awards under this Plan: Units pursuant to Section 7 hereof and Options pursuant to Section 9 hereof.

7. Units

Effective as of May 2, 1997, the Company discontinued its prior retirement plan for the Board. The retirement compensation which would have otherwise been payable at retirement to those individuals who were Participants on May 2, 1997, was converted to a present value dollar amount, based on actuarial assumptions satisfactory to the Committee. Such dollar amount was converted into a number of restricted stock units (“Units”) by dividing such dollar amount by the average of the Fair Market Values of the Common Stock on the last business day of each of the three (3) months preceding May 2, 1997. “Fair Market Value” as used in this Plan shall mean the average of the high and low price of a share of Common Stock as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the applicable date.

On the date of the Company’s annual shareholders meeting (the “Grant Date”), each Participant shall be granted additional Units. The number of Units which shall be granted will be the number of whole shares of Common Stock that can be purchased for $80,000 based on the Fair Market Value of the Common Stock on the Grant Date. Fractional shares shall not be granted. “Fair Market Value” will be the average of the highest and lowest sales price for the Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System on the Grant Date.

In addition, from time to time, the Committee may award additional Units to Participants pursuant to this Section 7 and the other terms and conditions of this Plan. Such Units may be granted as initial grants upon a Participant’s appointment to the Board, and/or annually.

The Company shall maintain an individual book account under this Plan for each Participant awarded Units pursuant to this Section 7. Such account shall be credited with the number of Units awarded to each Participant and shall continue to be expressed in Units until such Participant has vested in such Units. Any dividends or other distributions paid on the Common Stock shall be credited on an annual basis to each Participant’s account in respect of each Unit and shall be deemed to be reinvested in additional Units based on the Fair Market Value of a share of Common Stock on the dividend payment or distribution date. Any accrued and unpaid dividends will be credited to each Participant’s account upon termination of their service on the Board. In addition, the number of Units allocated to each Participant’s account shall be adjusted to reflect stock dividends, stock splits and similar transactions affecting the value of Common Stock as described more fully in Section 4.B. hereof.

With respect to Units in each Participant’s account that are made as annual grants by the Committee, such Units shall vest on the date of such Participant’s cessation of service as a Director and shall be paid to such Participant, in an equivalent number of shares of Common Stock, in accordance with such Participant’s payment election described below in Section 8. With respect to Units in each Participant’s account that are made as an initial grant by the Committee upon a director’s election to the Board, such Units shall vest on the date of such Participant’s cessation of service as a Director, provided the director has served for at least one year and shall be paid to such Participant, in an equivalent number of shares of Common Stock, in accordance with such Participant’s payment election described below in Section 8. With respect to Units in each Participant’s account that were made in connection with the termination of the prior retirement plan described in the first paragraph of this Section 7, such Units shall vest on the date of such Participant’s retirement from the Board after age 65 with at least ten years of service, and shall be paid to such Participant, in an equivalent number of shares of Common Stock, in accordance with such Participant’s payment election described below in Section 8. Prior to vesting, no Units in a Participant’s account shall be assignable or transferable by such Participant and no right or interest of any Participant shall be subject to any lien, obligation or liability.

8. Payment Elections for Units

In connection with the commencement of participation in this Plan, each Participant eligible to receive an award of Units hereunder shall make an election (the “Payment Election”) concerning the timing of distribution of the amounts credited to such Participant’s account. Any payment from such account shall commence following such Participant’s retirement from, or cessation of service with, the Board, but in no event prior to one year after receipt by the Committee of such Participant’s initial Payment Election, except for Participants who retired from, or ceased service with, the Board in calendar year 1997 who received payment in a lump sum as soon as practicable following their retirement or cessation of service. The forms of payment available to all other Participants shall be a lump sum payment of the shares or annual installments of the shares over a period not to exceed ten (10) years from the earliest date the Participant may commence receiving payments hereunder. Subsequent Payment Elections which shall supersede the Initial Payment Election may be made by a Participant, but any subsequent Payment Election shall not be valid unless it is made at least one year prior to the date that the commencement of payments to the Participant hereunder is otherwise due to commence.

In the event of a Participant’s death before the balance from such Participant’s account is fully paid, payment of the balance of such Participant’s account shall be made to such Participant’s estate in accordance with the manner selected by the Participant prior to death; provided, however, the Committee may, upon consideration of the application of the duly appointed administrator or executor of such Participant’s estate, direct that the balance of such Participant’s account be paid to the estate in a single payment.

9. Stock Options

On the date of the Company’s annual shareholders’ meeting, the Company may, during the term of this Plan, grant Participants a non-qualified stock option (an “Option”) to purchase a number of shares of Common Stock determined by the Committee, provided the Participant will continue to serve as a member of the Board following the meeting. The purchase price for each share of Common Stock issuable under an Option shall not be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. Each Option shall be for such term (but, in no event for greater than ten years) and shall be exercisable in such installments as shall be determined by the Committee at the time of grant of the Option. No Option granted under this Plan shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. A Participant shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this Section 9. Each Option shall be exercised during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. Each Option granted shall be evidenced by an Option Agreement entered into between the Participant and the Committee.

10. Exercise of Options

Subject to the provisions of this Section 10, each Option may be exercised in whole or, from time to time, in part with respect to the number of then exercisable shares in any sequence desired by the Participant. To exercise an Option, the Participant shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of shares of Common Stock which the Participant elects to purchase, (ii) deliver to the Company payment of the full purchase price of the shares being purchased (A) in cash or a certified or bank cashier’s check payable to the order of the Company, or (B) with the approval of the Committee, in shares of Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or (C) a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require to permit this Plan and any Options or shares of Common Stock granted or issued hereunder to comply with any applicable blue sky or other federal or state securities laws. A Participant shall not have any rights as a shareholder with respect to shares subject to an Option until the close of business on the date on which the Option has been exercised.

11. Cessation of Service on the Board

If a Participant’s service on the Board ceases for any reason, other than as specified in the subsequent paragraphs of this Section 11, any Option held by such Participant shall terminate three (3) months after the date of such cessation of service; provided, however, that in the event of the death of the Participant during such three-month period, such Option shall, to the extent it was exercisable on the date of cessation of service, be exercisable by the Participant’s legal representatives, heirs or legatees for a period of one (1) year commencing on the date of the Participant’s death and shall terminate at the expiration of such period. Except as provided in subsequent paragraphs of this Section 11, Options that were not exercisable during the period a person served as a director shall not become exercisable upon a termination of service for any reason, and such Options shall terminate and become null and void upon the termination of service.

If the cessation of service on the Board is due to the Participant’s death, any Option shall, to the extent it was exercisable on the date of death, continue to be exercisable by such Participant’s legal representatives, heirs or legatees for the term of such Option.

If the cessation of service is due to the Participant’s retirement or disability, any Option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the date of cessation of service, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such Participant or such Participant’s legal representatives, heirs or legatees for the term of such Option.

12. Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control (as defined below), the Units in each Participant’s account shall become immediately vested and shall be paid in full in a lump sum of equivalent shares of Common Stock to each Participant as soon as practicable following the Change of Control. In addition, in the event of a Change of Control, each Option not previously exercised or expired under the terms of this Plan shall become immediately exercisable in full and shall remain exercisable to the full extent of the shares of Common Stock available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term.

A “Change of Control” shall be deemed to have occurred if:

     (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (a “Person”) becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan or plans (or related trust) of the Company and its subsidiaries and affiliates or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 12; or

     (ii) the individuals who, as of August 18, 1995, constituted the Board (and as of August 18, 1995, the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, provided, that any person becoming a director subsequent to August 18, 1995 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

     (iii) there is a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination and (C) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) there is a liquidation or dissolution of the Company approved by the shareholders; or

     (v) there is a sale of all or substantially all of the assets of the Company.

13. Amendments to this Plan

The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that, to the extent required to maintain the qualification of this Plan under Section 16 of the 1934 Act, or as otherwise required to comply with applicable law or the regulations of any stock exchange on which the Common Stock is listed, the Committee may not, without the shareholders’ approval, (A) materially increase the benefits accruing to Participants under this Plan; (B) materially increase the number of securities which may be issued under this Plan; or (C) materially modify the requirements as to eligibility for participation in this Plan. Should this Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the Securities and Exchange Commission, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board may take whatever action, including but not limited to amending or modifying this Plan, is necessary to maintain such compliance. The termination or any modification or amendment of this Plan shall not, without the consent of any Participant involved, adversely affect rights under a Unit or an Option previously awarded to such Participant.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of Options) shall be deemed automatically to be incorporated by reference into this Plan.

14. General Provisions

A. Sale Proceeds. The proceeds of the sale of shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes, as the Board shall determine.

B. Right to Terminate Directorship. This Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

C. Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option or Unit thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

D. Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company at 3600 N.W. 82nd Street, Miami, Florida 33166-6623; Attention: General Counsel, or such other place of business as shall become the Company’s principal executive offices from time to time. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telecopy or, in the case of notice to the Company, by facsimile as described above, or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

E. Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

F. Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

G. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

H. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Florida, without giving effect to rules governing the conflict of laws.

I. Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

J. Listing of Shares. If at any time the Board or the Committee shall determine in its sole discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of Options or Units or the award or sale of shares under the Plan, no Option or Unit grant shall be effective and no shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

K. Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state or local taxes required by law to be withheld.